Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Versigent PLC 2026 Long-Term Incentive Plan of our report dated February 17, 2026, with respect to the combined financial statements and schedule of Versigent Limited included in its Registration Statement on Form 10 (No. 001-42957), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

March 31, 2026